Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CC MEDIA HOLDINGS, INC. ANNOUNCES IT IS EXPLORING

VARIOUS FINANCING ALTERNATIVES

San Antonio, TX, December 24, 2010. CC Media Holdings, Inc. (“CC Media”) announced today that it and its indirect wholly-owned subsidiary, Clear Channel Communications, Inc. (“CCU”), are exploring a diverse array of alternatives in an effort to optimize their overall capital structure. The alternatives may include (i) the incurrence of new incremental credit facilities, (ii) amendments to CCU’s existing credit facilities to, among other things, permit CCU and its subsidiaries, including Clear Channel Outdoor Holdings, Inc., to incur additional secured or unsecured indebtedness and permit extensions of the maturities of one or more of the revolving credit facilities and/or tranches of term loan facilities of CCU, (iii) an offering of new senior secured or unsecured debt of CCU or its affiliates and/or (iv) a debt-for-debt exchange with existing holders. Should CCU pursue the incurrence of any new incremental credit facilities or the issuance of any other new debt, it currently anticipates that the proceeds would ultimately be used to refinance existing indebtedness, including the CCU legacy notes. Should CCU pursue any such incurrence or issuance, the terms, timing and structure of any transaction will naturally depend on market conditions, and the amounts involved may be material. There can be no assurance that any transaction will ultimately be pursued or that any transaction, if pursued, will be successful.

About CC Media Holdings, Inc.

CC Media Holdings, the parent company of Clear Channel Communications, is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premier opportunities for advertisers. The company’s businesses include radio and outdoor displays.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the company’s ability to control or predict. The company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Clear Channel Communications, Inc.

Randy Palmer

Director of Investor Relations

(210) 822-2828